UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817)  334-4100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2015, the Compensation Committee of the Board of Directors of Basic Energy Services, Inc. (“Basic” or the “Company”), after discussion with a compensation consultant, approved base salaries for 2015 and cash bonuses for 2014 for certain of Basic’s executive officers, including Basic’s named executive officers. Cash bonus amounts for 2014 include payments previously made pursuant to Basic’s quarterly management incentive bonus plan, to the extent applicable to such executive officers. The approved 2015 base salaries are the same as the current base salaries for all of our named executive officers. Separately, in connection with salary and wage reductions for employees throughout the Company that became effective on February 9, 2015, the approved 2015 base salaries for all of our named executive officers  were reduced, effective February 9, 2015, to the amounts set forth under “Revised 2015 Base Salary” in the table below.

	2015 Base Salary	Revised 2015 Base Salary	2014 Cash Bonus
T.M. “Roe” Patterson President, Chief Executive Officer and Director	$700,000	$630,000	$1,114,190
Alan Krenek Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$415,000	$381,800	$548,298
James F. Newman Senior Vice President, Region Operations	$415,000	$381,800	$548,298
William T. Dame Vice President, Pumping Services	$340,000	$312,800	$449,208
James E. Tyner Vice President, Human Resources	$310,000	$285,200	$275,125
John Cody Bissett Vice President, Controller and Chief Accounting Officer	$255,000	$234,600	$226,313
Brett J. Taylor Vice President, Manufacturing and Equipment	$285,000	$262,200	$252,938
Lanny T. Poldrack Vice President, Safety and Operations Support	$270,000	$248,822	$239,625
Douglas B. Rogers Vice President, Marketing	$270,000	$248,431	$239,625

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: February 11, 2015	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary